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                                                                   EXHIBIT 10.11

                      EXTENSION AND MODIFICATION AGREEMENT

     AGREEMENT dated as of June 14, 1994, between LORAL CORPORATION, a New York corporation with its principal office located at 600 Third Avenue, New York, New York (hereinafter called "Loral"), and BERNARD L. SCHWARTZ, residing at 944 Fifth Avenue, New York, New York (hereinafter called "Schwartz").

     WHEREAS, Loral and Schwartz are parties to a Restated Employment Agreement dated as of April 1, 1990 which expires on March 31, 1995 (the "Agreement");

     WHEREAS, the parties wish to provide for continuation of employment of Mr. Schwartz by Loral for the five year term commencing April 1, 1995 and expiring March 31, 2000, pursuant to the terms of the Agreement as modified herein;

     NOW, THEREFORE, the parties hereto agree as follows:

          (1) Paragraph #2 of the Agreement is hereby amended such that the term of the agreement shall expire on March 31, 2000.

          (2) The Incentive Compensation provisions of paragraph 4(a) of the Agreement shall be modified for the fiscal year ended March 31, 1995 and for the full term of the extended agreement such that the 8 1/4% threshold growth in shareholders' equity, as defined in the Agreement, before incentive compensation is paid is increased to 9 1/4%.

          (3) A new paragraph 4(d) is inserted as follows:

              4(d) The provisions of paragraph 4 of the Agreement notwithstanding incentive compensation paid to Mr. Schwartz for any fiscal year shall not exceed $9 million for fiscal '95 and, in respect of any year of the term thereafter, $9 million adjusted annually in accordance with the provisions of paragraph 3(b) of the Agreement (the "$9 million cap").

          (4) In all other respects, the provisions of the Agreement are carried forward unaltered.

          (5) In the event stockholders of Loral Corporation fail to approve the 1994 Annual Bonus Plan, this Agreement, other than paragraphs (2) and (3), will remain in effect, and the parties shall be obligated to negotiate, in good faith, alternative incentive compensation provisions. If a mutually satisfactory agreement for alternative incentive compensation is not reached, Mr. Schwartz may terminate this Agreement upon ten (10) days notice.

     IN WITNESS THEREOF, the parties have executed this Agreement as of the date first hereinabove written.

                                          LORAL CORPORATION

                                          By:    /s/  MICHAEL B. TARGOFF
                                          --------------------------------------
                                                      Michael B. Targoff


                                                 /s/  BERNARD L. SCHWARTZ
                                          --------------------------------------
                                                      Bernard L. Schwartz